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                                                                    EXHIBIT 4.12


                           EINSTEIN/NOAH BAGEL CORP.

                      RESTATED 1997 ENBP STOCK OPTION PLAN

                            (DATED DECEMBER 5, 1997)



         1. STATEMENT OF PURPOSE. The purpose of this Restated 1997 Stock Option Plan (the "Plan") is to benefit Einstein/Noah Bagel Corp. ("ENBC") by offering certain present and future employees and officers of, and consultants to ENBC and its subsidiaries and affiliated companies a favorable opportunity to become holders, over a period of years, of shares of common stock, $.01 par value, of ENBC ("Common Stock"), thereby giving them a long-term stake in the growth and prosperity of ENBC and encouraging the continuance of their involvement with ENBC. The obligations under the Plan were assumed by ENBC on December 5, 1997 in connection with ENBC's acquisition of a controlling interest in each of its area developers and the merger of such area developers into a single entity now known as Einstein/Noah Bagel Partners, L.P., a majority owned subsidiary of ENBC.

         2. ADMINISTRATION. The Plan shall be administered (i) with respect to individuals who receive options under the Plan and who are or become subject to the reporting requirements and short-swing liability provisions of
Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") ("Reporting Persons"), by a committee consisting of at least two members of the Board of Directors of ENBC (the "Board"), each of whom is a "non-employee director" (as such term is defined under Rule 16b-3 of the Exchange Act) (the "Reporting Persons Committee") and (ii) with respect to all individuals who receive options under the Plan and who are not Reporting Persons, by a committee which shall consists of at least two members of the Board (the "Stock Option Committee"). For purposes of this Plan, references to the "Committee" shall mean the Reporting Persons Committee, the Stock Option Committee, or both, as the context may require.

         Subject to the provisions of the Plan, the Committee shall have full and final authority, in its absolute discretion, (a) to determine the persons to be granted options under the Plan, (b) to determine the number of shares subject to each option, (c) to determine the time or times at which options will be granted, (d) to determine the option price of the shares subject to each option, (e) to determine the time or times when each option becomes exercisable and the duration of the exercise period, (f) to prescribe the form or forms of the agreements or other instruments evidencing any options granted under the Plan, (g) to adopt, amend and rescind such rules and regulations as, in the Committee's opinion, may be advisable in the administration of the Plan, and (h) to construe and interpret the Plan, the rules and regulations and the agreements evidencing options granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. Any decision made or action taken in good faith by the Committee in connection with the administration, interpretation, and implementation of the Plan and of its rules and regulations shall, to the extent permitted by law, be conclusive and binding upon all optionees under the Plan and upon any person claiming under or through such an optionee, and no director of ENBC shall be liable for any such decision made
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or action taken by the Committee.  The Committee may obtain such advice or assistance as it deems appropriate from persons not serving on the Committee.

         3. ELIGIBILITY. Options may be granted to employees of ENBC and its subsidiaries and affiliated companies who are employed on a full time basis, and to officers of, and consultants to, ENBC and its subsidiaries and affiliated companies ("Eligible Persons"). The Committee may grant options to Eligible Persons selected from time to time by the Committee. Eligible Persons may be selected individually or by groups or categories, as determined by the Committee in its discretion. No non-employee director of ENBC shall receive an award under the Plan.

         4. GRANTING OF OPTIONS. Subject to Section 10 hereof, the maximum number of shares of Common Stock which may be issued upon exercise of options granted under the Plan shall be 813,146. No option shall be granted under the Plan subsequent to October 2, 2007. Options granted under the Plan are intended not to be treated as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         In the event that an option expires or is terminated or canceled unexercised as to any shares, such released shares may again be optioned (including by means of a grant in substitution for a canceled option).

         Nothing contained in the Plan or in any option granted pursuant thereto shall confer upon any optionee any right to the continuation of such optionees' employment, or interfere in any way with the right of such optionee's employer to terminate his or her employment at any time.

         5. OPTION PRICE. Options shall be granted at an exercise price determined by the Committee at the date of grant.

         6. DURATION OF OPTIONS, INCREMENTS, AND EXTENSIONS. Subject to the provisions of Section 8, each option shall be for such term of not more than ten years as shall be determined by the Committee at the date of the grant. Each option shall become exercisable in such installments, at such time or times, and may be subject to such conditions, including conditions based upon the performance of ENBC, as the Committee may in its discretion determine at the date of grant.

         The Committee may in its discretion (i) accelerate the exercisability of any option or (ii) at any time before the expiration or termination of an option previously granted, extend the term of such option (including options held by officers) for such additional period as the Committee, in its discretion, shall determine, except that the aggregate option period with respect to any option, including the original term of the option and any extensions thereof, shall never exceed ten years.

         7. EXERCISE OF OPTION. As a condition to the exercise of any option, the fair market value of the Common Stock on the date of exercise must equal or exceed the option price of such option. An option may be exercised by giving written notice to ENBC, attention of the Secretary or such other person or persons as ENBC may from time to time designate for this purpose by notice to the holders of outstanding options under the Plan, specifying the number of shares to be purchased, accompanied by the full purchase price for the shares to be purchased either in cash, by check, by a promissory note in a form specified by the Committee and payable to ENBC no



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later than 15 business days after the date of exercise of the option, or, if so approved by the Committee, by shares of the Common Stock, or by a combination of these methods of payment. For this purpose, the per share value of Common Stock shall be the fair market value on the date of exercise. The Committee may in its discretion permit an optionee to deliver a promissory note in a form specified by the Committee and payable to ENBC no later than the fifteenth day of April in the year following the year of exercise of any option in payment of any withholding tax requirements of ENBC with respect to such exercise. The shares of Common Stock to be delivered under the Plan in connection with the exercise of options will be made available, at the discretion of the Committee, from authorized but unissued shares of Common Stock and/or previously issued shares of Common Stock reacquired by ENBC.

         8.      TERMINATION OF RELATIONSHIP -- EXERCISE THEREAFTER.

                 (a) In the event the employment relationship of an optionee with ENBC or any of its subsidiaries or affiliated companies is terminated for any reason other than death, permanent disability, or retirement, such optionee's option shall expire and all rights to purchase shares pursuant thereto shall terminate on the date of termination of employment, except that, to the extent the option is exercisable on the date of termination, such option may be exercised for a period of fifteen days after termination of employment (or until the scheduled termination of the option, if earlier); provided, however, that with respect to all or any portion of any option held by such optionee, the Committee may, in its sole discretion, accelerate exercisability, permit vesting to continue in accordance with the vesting schedule applicable to such option, or (subject to Section 6) permit such option to remain exercisable for a term after the fifteen-day period specified above, subject to such terms and conditions, if any, as may be determined by the Committee in its sole discretion. Temporary absence from employment because of illness, vacation, approved leaves of absence or transfer among ENBC and/or any of its subsidiaries or affiliated companies shall not be considered to terminate employment or to interrupt continuous employment.

                 (b) In the event of termination of said employment relationship because of death or permanent disability (as that term is defined in Section 22(e)(3) of the Code, as now in effect or as subsequently amended), the option may be exercised in full (to the extent not previously exercised) without regard to the vesting schedule applicable to such option, by the optionee or, if he or she is not living, by his or her heirs, legatees, or legal representative, as the case may be, during its specified term prior to two years after the date of death or permanent disability. In the event of termination of employment because of early, normal or deferred retirement under an approved retirement program of ENBC or any of its subsidiaries or affiliated companies (or such other plan or arrangement as may be approved by the Committee, in its discretion, for this purpose), the option may be exercised by the optionee (or, if he or she dies after such retirement, by his or her heirs, legatees, or legal representative, as the case may be), to the extent that any portion thereof would be exercisable on the date of such retirement (or with respect to such greater portion as determined by the Committee), at any time during its specified term prior to one year after the date of such retirement.

                 (c) Except as otherwise determined by the Committee, upon the termination of the relationship between ENBC or one of its subsidiaries or affiliated companies and an





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optionee who is a consultant thereto, such optionee's options shall expire and all rights to purchase shares pursuant thereto shall terminate.

                 (d) Notwithstanding the foregoing provisions of this Section 8, the Committee may in the grant of any option make other and different provisions with respect to its exercise after the optionee's termination of relationship with ENBC or any of its subsidiaries or affiliated companies (as applicable).

         9. NON-TRANSFERABILITY OF OPTIONS. During the lifetime of the optionee, options shall be exercisable only by the optionee, and options shall not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by (a) the Code or (b) Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules or regulations thereunder. In addition, the Committee, in its discretion, may permit the assignment or transfer of an option on such other terms and subject to such other conditions as the Committee may deem necessary or appropriate or as otherwise may be required by applicable law or regulation.

         10. ADJUSTMENT. The number of shares subject to the Plan and to options granted under the Plan shall be adjusted as follows: (a) in the event that the outstanding shares of Common Stock are changed by any stock dividend, stock split or combination of shares, the number of shares subject to the Plan and to options granted thereunder shall be proportionately adjusted; (b) in the event of any merger or consolidation of ENBC with any other corporation or corporations or any reorganization, liquidation or dissolution of ENBC, there shall be substituted, on an equitable basis as determined by the Committee, for each share of Common Stock then subject to the Plan, whether or not at the time subject to outstanding options, the number and kind of shares of stock or other securities or property to which the holders of shares of Common Stock will be entitled pursuant to the transaction; and (c) in the event of any other relevant change in the capitalization of ENBC, the Board shall provide for an equitable adjustment in the number of shares of Common Stock then subject to the Plan, whether or not then subject to outstanding options. In the event of any such adjustment the purchase price per share payable upon exercise of outstanding options shall be proportionately adjusted.

         11. AMENDMENT OF PLAN. The Board or any authorized committee thereof may at any time and from time to time terminate or modify or amend the Plan in any respect. The termination or modification or amendment of the Plan shall not, without the consent of the optionee, impair any option previously granted.

         12. EXCHANGE ACT COMPLIANCE. The intent of this Plan is for transactions hereunder involving Reporting Persons to qualify for the exemption from the short-swing profit rules under Section 16(b) of the Exchange Act for transactions approved by a committee of non-employee directors under Rule 16b-3(d)(1) under the Exchange Act. To that end, (i) any ambiguities or inconsistencies in the construction of the Plan shall be interpreted to give effect to such intention, (ii) if any provision of the Plan is found not to be in compliance with such rules, such provision shall be deemed null and void to the extent required to permit the Plan and transactions thereunder to comply with such rules, and (iii) if any provision of this Plan does not comply with the requirements of such rules, or in the event that such rules are revised or replaced, the





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Reporting Persons Committee may modify this Plan in any respect necessary to satisfy the requirements of such exemption.

         13. EFFECTIVE DATE. The Plan was restated to be effective on December 5, 1997.

         14.     MISCELLANEOUS PROVISIONS.

         (a) No employee or other person shall have any claim or right to be granted an option under the Plan. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such eligible individuals are similarly situated.

         (b) No participant or other person shall have any right with respect to the Plan, the Common Stock underlying the Plan or any option, contingent or otherwise, until all the terms, conditions and provisions of the Plan and the option applicable to such recipient (and each person claiming under or through him) have been met.

         (c) No shares of Common Stock shall be delivered hereunder with respect to any option unless counsel for ENBC shall be satisfied that such delivery will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.

         (d) ENBC shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of ENBC to deliver Common Stock, other securities or property, or other forms of payment, or any combination thereof, upon exercise, settlement or payment of any option under the Plan, that the participant (or any beneficiary or person entitled to act) pay to ENBC, upon its demand, such amount as may be required by ENBC for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, ENBC may refuse to deliver Common Stock, other securities or property, or other forms of payment, or any combination thereof. Notwithstanding anything in the Plan to the contrary, the Committee may, in its discretion, permit an eligible participant (or any beneficiary or person entitled to act) to elect to pay a portion or all of the amount requested by ENBC for such taxes with respect to such option, at such time and in such manner as the Committee shall deem to be appropriate (including, but not limited to, by authorizing ENBC to withhold, or agreeing to surrender to ENBC on or about the date such tax liability is determinable, Common Stock, other securities or property, or other forms of payment, or any combination thereof, owned by such person or a portion of such forms of payment that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such option to such person, having a fair market value equal to the amount of such taxes).

         (e)     The expenses of administering the Plan shall be borne by ENBC.

         (f) By accepting any option or other benefit under the Plan, each participant and each person claiming under or through such person shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by ENBC or the Committee.





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